VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on May 4, 2007. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CINCINNATI FINANCIAL CORPORATION P.O. BOX 145496 CINCINNATI, OH 45250-5496

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Cincinnati Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail and the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on May 4, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cincinnati Financial Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

0000 0000 0000

NAME

CINCINNATI FINANCIAL CORP

CINCINNATI FINANCIAL CORP

CINCINNATI FINANCIAL CORP

CINCINNATI FINANCIAL CORP

CINCINNATI FINANCIAL CORP

CINCINNATI FINANCIAL CORP

CINCINNATI FINANCIAL CORP

CINCINNATI FINANCIAL CORP

123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CINFI1					KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CINCINNATI FINANCIAL CORPORATION
			02	0000000000 215168026896
A
Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees for terms of three years.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	01) Gregory T. Bier, CPA (Ret) 03) Douglas S. Skidmore 02) Dirk J. Debbink		[ ]	[ ]	[ ]
B	Other Business

	The Board of Directors recommends a vote FOR the following proposal.					For	Against	Abstain

2.	Ratifying the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2007.					[ ]	[ ]	[ ]

3.	Transacting such other business as may properly come before the meeting.
C
Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE:  Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

	For address changes and/or comments, please check this box and write them on the back where indicated.		[ ]	AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

123,456,789,012 172062101 78
	Signature (PLEASE SIGN WITHIN BOX)	Date	P44809	Signature (Joint Owners)			Date

Proxy - Cincinnati Financial Corporation
This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John J. Schiff, Jr., James E. Benoski and Kenneth W. Stecher, or any one of them, with power of substitution as proxies and hereby authorizes them to represent and to vote as designated on the reverse side all shares of Cincinnati Financial Corporation held of record on March 7, 2007, at the Annual Meeting of Shareholders to be held on May 5, 2007, or any adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no directions are given, this proxy will be voted FOR all nominees listed and FOR the proposal to ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2007.

Number of shares includes those held in your name directly, those in the dividend reinvestment account and those in the Cincinnati Financial Corporation 401(k) plan, if applicable.

Address Changes/Comments: ___________________________________________________________________ ______________________________________________________________________________________________
(if you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)